Exhibit 10.5

Exhibit 10.5 FACILITY AGREEMENT THIS FACILITY AGREEMENT executed BETWEEN THE PERSONS as more particularly described in Schedule - I (hereinafter referred to as “the Borrower”); AND L&T INFRASTRUCTURE FINANCE COMPANY LIMITED a Company registered under the Companies Act, 1956 and having its Registered Office at Mount Poonamallee Road, Manapakkam, Chennai – 600 089, and Corporate Office at 3B, Laxmi Towers, 2nd Floor, Bandra Kurla Complex, Bandra (East), Mumbai – 400 051, (hereinafter referred to as “Lender” which expression shall, unless it be repugnant to the subject or context thereof, include its successors in title and assigns); I DEFINITIONS 1.1 In this Agreement, unless the context otherwise so requires, the following expressions shall have the following meanings, viz: (i) “Agreement” means this agreement, all Schedules and all amendments to this agreement; (ii) “Applicable Rate(s)” shall mean the applicable rate(s) of interest on any amount(s) payable under this Agreement and/or any other Transaction

Documents, as specified herein; (iii) “Assets” shall mean all movable and an immovable properties, tangible and intangible, present and future described in Schedule III to this agreement at and includes any individual items comprised in the asset(s) and all equipments, spares, accessories, attachments, alterations, improvements, hereditaments, replacements and/or additions to the asset(s) or any item or any part thereof during the period of this agreement. (iv) “Authority” shall mean and include any applicable legislative body, regulatory or administrative authority, agency or commission, or any court, board, bureau, instrumentality, tribunal, or Judicial or arbitral body having authority of law; (v) “Business Day” shall mean a day on which the office of the Lender as described in this Agreement, or such other office as may be notified by the Lender to the Borrower, is open for business; (vi) “Debt to Equity Ratio” shall mean the result, expressed as a fraction, obtained by dividing debt by equity as specified in Schedule II hereto; (vii) “Default” shall mean any event, act, omission or condition which is or which amounts to non-compliance of any of the obligations under this Agreement or any other Transaction Document and which with notice, lapse of time or both or the fulfillment of any other requirement provided for in this Agreement or any other Transaction Document would become an Event of Default; (viii) “Default Rate” shall mean the rate of interest specified as the Default Rate in Schedule II hereto and/or such other rate as may be intimated from time to tirne by the Lender to the Borrower as the Default Rate; (ix) “Due Date” shall mean, in respect of a Repayment Instalment or an interest payment, the date on which the same falls due as stipulated in Schedule III hereto; or in case of any other amount payable under this Agreement, the date on which such amount falls due in terms of this Agreement; (x) “Encumbrance” means any mortgage, charge, pledge, lien, hypothecation assignment, escrow arrangement, trust arrangement, title retention or other arrangement, of any kind or description whatsoever, having the effect of conferring security interest or right of any similar nature whatsoever; (xi) “Event of Default” shall mean any or all of the events specified in Clause 7 hereof; (xii) “Facility” shall mean the Rupee term loan specified in Schedule II hereto agreed to be granted to the Borrower by the Lender on the terms and conditions contained herein; (xiii) “Indebtedness” means any indebtedness whatsoever of the Borrower at any time for or in respect of monies borrowed, contracted or raised (whether or not for cash consideration) or liabilities contracted by whatever means (including under guarantees, indemnities, acceptance, credits, deposits, the purchase and leasing); (xiv) “Interest Payment Date(s)” shall mean the date(s) for payment of interest as specified in Schedule II hereto; (xv) “Law” shall mean and include any statute, law, treaties, rule, regulation, ordinance, guideline, notification or any requirement, restriction, authorisation, order, directive, permit, judgement, decree having the force of law, or any interpretation of any of the foregoing by any Authority, whether in effect as on the date hereof or thereafter, and shall include any re-enactment, substitution or amendment thereof that is applicable to any transactions contemplated herein and/or to any other Transaction Document, and/or to any of the Parties to this Agreement and/or any Transaction Document; (xvi) “L&T Infra PLR” means the prime lending rate or the benchmark rate of lending announced by L&T Infrastructure Finance Company Limited the from time to time; (xvii) “Material Adverse Effect” shall mean the effect or consequence of any event or series of events or circumstances, whether related or not, which is or is likely to be detrimental to, or adversely effect, or which has or is likely to have a material adverse effect on the business, Asset/assets, securities, financial condition, Project (if applicable) of the Borrower; which may or is likely to effect (i) the ability of the Borrower or any person to perform or comply with all or any of their respective obligations under this Agreement and/or the other Transaction Documents; (ii) or endanger the business, Assets/assets, security, financial condition, Project (if applicable) in any manner; (xviii) “Purpose” shall have the meaning specified in Schedule I hereto; (xix) “Promoters” shall mean New Silk Route PE-Mauritius LLC; (xx) “Receivables” shall mean all amounts owing to and received and/or receivable by the Borrower and/or any person on its behalf, all book debts, all cash flows and receivables and proceeds arising from / in connection with Project, all cash-in-hand, commissions, revenues, claims and actionable claims of whatsoever nature and howsoever and wherever arising due or owing to or become due or owing to or acquired by the Borrower and the full benefit of all rights and remedies relating thereto including but not limited to fees, deposits and all claims for damages and other remedies for non payment of the same; and all rights, title, interest, benefits, claims and demands whatsoever of the Borrower in, to or in respect of all the aforesaid assets, both present and future (the “Receivables”, which expression shall, as the context may permit or require, mean any or each of such Receivables); (xxi) “Repayment Date(s)” shall mean the date(s) specified in the Repayment Schedule for payment of Repayment Instalment(s); (xxii) “Repayment Instalment(s)” shall mean Instalment(s) of the Facility to the repaid on the Repayment Date(s) as specified in the Repayment Schedule;

(xxiii) “Repayment Schedule” shall mean the repayment schedule set out in Schedule II hereto specifying Repayment Date(s) and Repayment Instalment(s); (xxiv) “Secured Obligations” shall mean the Borrower's obligation to pay, repay or reimburse, as the case may be, the principal amounts of the Facility, Interest, Further Interest, Additional Interest, premium on prepayment, all costs, charges and expenses and other monies owing by, and all other present and future obligations and liabilities of the Borrower to the Lenders under this Agreement, all costs, charges and expenses including but not limited to the costs, legal expenses and costs of preserving the securities and/or enforcement thereof, incurred by the Lenders under the Facility Agreement/Transaction Documents executed by the Borrower; (xxv) “Security” means the security interest created by the Borrower or any other person to secure all amounts owing by the Borrower to the Lender under this Agreement; (xxvi) “Taxes” shall mean and include all present and future taxes, levies, imposts, duties or charges of a similar nature, including, without limitation, any corporation, capital gains, income, withholding taxes, gross receipts, franchise, transfer, sales, use, business, occupation transaction, purchase, value added, excise, goods and services, real or personal property, stamp duty or other taxes whatsoever imposed by any Authority together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly; (xxvii) “Transaction Documents” shall mean and include this Agreement, the Approval letter issued by the Lender in respect of the grant of the Facility to the Borrower, and all or any other agreements, instruments, undertakings, deeds, writings and other documents executed or entered into, or to be executed or entered into by the Borrower and/or any other person in relation to or pertaining to the transactions contemplated by, or under this Agreement as amended from time to time; (xxviii) “Unpaid Liability” shall mean any amount remaining unpaid on Due Date. 1.2 In this Agreement, unless the contrary ntertion appears: (i) a reference to: • an agreement / document / undertaking / deed / instrument / indenture / writing includes all amendments made thereto from time to time as also all schedules, annexures and appendices thereto; • an “amendment” includes a supplement, modification, novation, replacement or re-enactment and “amended” is to be construed accordingly; • “authorisation” includes an authorisation, consent, clearance, approval, permission, resolution, licence, exemption, filing and registration;

• “person” includes an individual, statutory corporation, body corporate, partnership, joint venture, association of persons, society, trust, juridical person, government, or any agency, department, authority or political subdivision thereof, international organisation, and shall include their respective successors and assigns and in case of an individual shall include his legal representatives, administrators, executors and heirs and in case of a trust shall include the trustee or the trustees for the time being; (ii) a reference to a Sub-clause, Clause or a Schedule shall denote a reference to such Sub-clause, Clause or Schedule as specified, of this Agreement; (iii) the singular includes the plural (and vice versa); (iv) the index to and the headings in this Agreement are inserted for convenience of reference only and are to be ignored in construing and interpreting this Agreement (v) reference to the words “include” or including' shall be construed without limitation; (vi) reference to a gender shall include references to the female, male and neuter genders; (vii) all approvals, permissions, consents or acceptance required from the Lender for any matter shall require the “prior”, written” approval, permission, consent or acceptance of the Lender; (viii) a reference to a “month” is a reference to a period starting on one day in a calendar month and ending on the date immediately before the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month; (x) in the event of any disagreement or dispute between the Lender and the Borrower regarding the materiality or reasonableness of any matter including of any event, occurrence, circumstance, change, fact, information, document, authorisation, proceeding, act, omission, claims, breach, default or otherwise, the opinion of the Lender as to the materiality or reasonableness of any of the foregoing shall be final and binding on the Borrower. II. TERMS OF THE FACILITY 2.1 (i) The Lender hereby agrees to lend and advance to the Borrower, and the Borrower hereby agrees to avail of the Facility as specified in Schedule II hereto on the terms and conditions contained in this Agreement and the other Transaction Documents; (ii) The Facility shall be used by the Borrower solely for the Purpose; (iii) Disbursements under the Facility may be made by the Lender in one or more Installments as may be decided by the Lender, subject to the Borrower complying with the provisions of this Agreement and the disbursement procedure stipulated by the Lender and the expenditure incurred being in consonance with the details mentioned herein / approved by the Lender.

disbursements shall be by cheques/authorisations. All the collection/ remittance/other charges will be borne by the Borrower; (iv) The Borrower shall provide the Lender with prior notice of drawdown of any Installments of the Facility as specified in Schedule II hereto. 22 (i) The Borrower shall repay the Facility in the manner and on the Repayment Date(s) as specified in the Repayment Schedule as specified in Schedule II hereto; (ii) The Borrower can prepay the Facility or any portion thereof as specified in Schedule II hereto. 2.3 (i) The Borrower shall pay the Lender interest on the amount of the Facility outstanding from time to time at the Applicable Rate(s) in the manner and on the date(s) as specified in Schedule II hereto, commencing from the first Interest Payment Date falling immediately after the date of first disbursement under the Facility; (ii) The Borrower shall pay such interest at the weighted average rate of interest on total disbursements of the Facility from the date on which the whole of the Facility is disbursed to the Borrower. For the purpose of this clause, “weighted average rate” means the weighted mean of the rates of interests applicable on each disbursement of the Facility; (iii) All other payments made/expenses incurred by the Lender In terms of this Agreement and/or any other Transaction Document shall be reimbursed /repaid by the Borrower together with interest thereon at the Applicable Rate(s) specified in Schedule II hereof, calculated from the respective date(s) of payments made/expenses incurred by the Lender till the date of reimbursement/payment thereof, within 15 days of the date of demand by the Lender. (iv) All interest on the Facility and on all other amounts accruing due under this Agreement and/or the other Transaction Documents shall, in case the same is not paid on the respective Due Date(s), carry further interest at the Default Rate, or at the Applicable Rate(s), whichever is higher. Such interest shall be computed from the respective Due Date(s) and shall become payable upon the footing of compound interest with rests as specified in Schedule II, till the date of payment by the Borrower; (v) All interest payable in terms of this Agreement shall, until creation of final security for the Facility as specified herein, be increased by such rate(s) (“Additional Interest') as specified in Schedule - II hereto; (vi) The Borrower acknowledges that the rates of interest / Default Rate and other fees/charges as specified herein are reasonable; and that Default Rate of interest represents a genuine pre-estimate of the loss expected to be incurred by the Lender in the event of non payment of any monies by the Borrower;

(viii) The Borrower acknowledges that the Facility provided hereunder is for a commercial transacton and waives any defence available under usury or other laws relating to the charging of interest. 2.4 The Borrower shall pay the Lender such upfront fee and in the manner as specified in Schedule II hereto. 2.5 The Borrower's obligation to pay the Repayment Instalments, interest and all other amounts/ monies payable under or pursuant to this Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which the Borrower may have against the Lender, or any other person for any reason whatsoever; (ii) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower; (iii) any other circumstances, happening or event whatsoever whether or not similar to any of the foregoing. 2.6 All payments by the Borrower under this Agreement shall be so paid to enable the Lender to realise, at par, the amount on or before the due date and shall be made free and clear of and without any deduction on any account, except to the extent that the Borrower is required by law to make payment subject to deduction of tax on interest payments. All such deductions made shall be paid by the Borrower when due and the Borrower shall within 30 days of the payment being made, deliver to the Lender a certificate indicating the tax so deducted or evidence satisfactory to the Lender (including all relevant Tax receipts in originals) that the payment has been duly remitted to the appropriate authority, as may be required by the Lender. Any future additional Taxes (excluding tax deduction on interest payments) will be to the cost of the Borrower. 2 7 (i) All interest payable under or pursuant to this Agreement are exclusive of charges payable by the Borrower towards tax on interest (except income tax on interest) and /or any other levy/charges as may be levied by any Authority from time to time; (ii) Interest and all other charges shall accrue from day to day and shall; be computed on the basis of 365 days and the actual number of days elapsed. 2.8 The Borrower shall pay all interest tax, service tax, all other imposts, duties (including stamp duty and relevant registration and filing charges in connection with this Agreement and/or any other Transaction Document) and Taxes (of any description whatsoever) as may be levied from time to time Authority in respect of or in connection with the Facility, this Agreement and/or any other Transaction Document. The Borrower shall also pay all costs, charges, fees, and expenses in any way incurred or payable by the Lender in respect of or in connection with the Facility, this Agreement and/or any other Transaction Document. In the event of the Borrower failing to pay the monies referred to above, the Lender shall: be at liberty (but shall not be obliged) to pay the same, and the Borrower shall reimburse all such sums paid by the Lender, together with interest thereon in accordance with the provisions contained herein, within 15 days of the date of demand by the Lender. The Borrower shall pay an interest at the Default Rate In case the reimbursements as aforesaid are not made within the said period of 15 days. 2 9 (i) All monies due and payable by the Borrower to the Lender pursuant to this Agreement shall be paid by telegraphic telex or mail transfer to the account of the Lender by RTGS or by cheque or bank draft drawn in favour of the Lender on a scheduled bank not being a co-operative bank, as provided in Schedule II and shall be so paid as to enable the Lender to realise at par, the amount sought to be paid on or before the due date to which the payment relates. Credit for all payments by cheque/bank draft will be given only on realisation thereof by the Lender or on the Due Date to which the payment. relates, whichever is later. Provided however, if the Due Date in respect of any monies payable under or pursuant to this Agreement falls on a Saturday or a day which is not a Business Day, the immediately preceding Business Day shall be the Due Date for such payment. 2.10 A statement signed by an officer of the Lender certifying the amount of any payment(s) including any interest thereon payable under this Agreement and/or any other Transaction Document, and/or any loss or damage incurred or sustained by the Lender, shall be final and binding on the Borrower. 211 Appropriation of payments (a) Any payments due and payable under or pursuant to this Agreement and/or any other Transaction Document and made by the Borrower shall be: appropriated towards such dues in the following order viz: (i) Interest on costs, changes and other expenses; (ii) Costs, charges and other expenses; (iii) Default Interest on arrears; (iv) Interest on the Facility including Additional Interest till creation of security; (v) Repayment Instalments. (b) Notwithstanding anything contained in Clause (a) hereinabove, the Lender may, at its discretion, appropriate such payments towards the dues, if any, payable by the Borrower in respect of any other facility(ies) availed of by the Borrower from the Lender in the order specified in the relative agreement(s). 2.12 Unless otherwise agreed to by the Lender, the Borrower's right to request the Lender for any disbursement/drawdown under the Facility in terms of this Agreement shall cease upon expiry of the period as provided in Schedule II, from the date of this Agreement, and the unutilised amount shall stand cancelled to that extent.

2.13 The obligations of the Borrower (whether financial, performance or otherwise) under this Agreement and/or any other Transaction Document, including, without limitation, the Secured Obligations, any increase as a result of devaluation /revaluation /fluctuation in the rates of exchange of foreign currency involved where applicable, payable by the Borrower in respect thereof shall be secured by the Assets/assets and in the manner as provided in Schedule IV, in a form and manner satisfactory to the Lender. 2.14 If, at any time during the subsistence of the Facility, the Lender is of the opinion that the security provided by the Borrower has become inadequate to cover the Facility repayments then outstanding, the Lender shall advice the Borrower to that effect. The Borrower shall provide and furnish to the Lender, such additional security as may be acceptable to the satisfaction of the Lender to cover such deficiency. 2.15 CONTINUING SECURITY The security hereunder created or created under any Transaction Documents in terms of this Agreement shall be and remain a continuing security to the Lender and accordingly shall. (i) be binding upon the Borrower, its successors in title and/or such persons under any Transaction Documents and their respective successors in title or heirs, executors, administrators, legal representatives as may be applicable; (ii) extend to cover the Borrowers indebtedness hereunder or otherwise; (iii) not be discharged by any intermediate payment by the Borrower or any settlement of accounts between the Borrower and the Lender; (iv) be in addition to and not in substitution for or derogation of any other security which the Lender may at any time hold in respect of the Borrower’s Indebtedness/obligations hereunder; and (v) be security for all amounts due and payable by the Borrower for all monies due by the Borrower to the Lender, whether under this Agreement or otherwise. 2.15 The additional conditions as more particularly provided in Schedule - VI hereto shall be applicable to this Agreement /Transaction Documents and wherever necessary the Borrower shall effect full compliance thereto in the manner and to the satisfaction of the Lender. III. PRE-DISBURSEMENT CONDITIONS 3.1 The Borrower shall comply with the following conditions prior to the first disbursement under the Facility (i) The Borrower shall provide up-to-date, certified copies of all necessary authorisations, resolutions, certificates, constitutional documents and/or any other documents as may be required by the Lender, pertaining to the

Borrower/ any other person as may be required for the entering into of this Agreement and/or the other Transaction Documents and/or for any of the transactions contemplated hereunder; (ii) Unless otherwise permitted by the Lender, the Borrower shall ensure that all security required to be created in terms of this Agreement has been duly and validly created, and all requirements for filing, registration or notification in respect thereof have been duly complied with, and the Borrower shall provide the Lender with proof thereof, along with all the required security and other Transaction Documents duly executed; (iii) The Borrower shall in addition to the above, comply with the pre-disbursement conditions as more particularly provided in Schedule V hereto. 3.2 The Borrower shall comply with the following conditions prior to all disbursements under the Facility : (i) The Borrower shall perform all its obligations and undertakings and comply with all conditions specified herein and/or in the other Transaction Documents; (iii) The Borrower shall provide the Lender with all information/documents as may be required by the Lender, and shall comply with all other conditions that may be stipulated by the Lender during the currency of the Facility. IV. OTHER CONDITIONS 4.1 (i) The Borrower shall keep and maintain in accordance with good business practice and applicable laws, all statutory books, books of accounts, bank statements and other records, including records showing expenditure incurred on the Asset/s, utilisation of the disbursements hereunder, utilisation of the Asset/s, where applicable, and the operations and financial conditions of the Borrower and such records shall be open to examination by the Lender and/or their employees or representatives. The cost of such inspection shall be borne by the Borrower; (ii) The Lender shall be entitled to appoint, any consultant(s) as it may require to inspect and examine the accounts and/or operations of the Borrower and its assets and premises, and/or to conduct any specific assignments, including examination of its financial or cost accounting system, or as concurrent or internal auditors. The costs, charges and expenses, including professional charges of such consultants shall be borne by the Borrower; (iii) The Borrower shall, at its cost, permit the Lender and/or its employees or representatives to carry out any inspections of the business, operations or the assets/Assets of the Borrower; (iv) The Borrower shall provide free access to such persons mentioned hereinabove, and shall provide all cooperation, assistance and /or all documents, records, accounts, etc. as may be required for the aforesaid purposes.

4.2 (i) The Borrower shall not appoint/re-appoint/remove any person having substantial powers of management without the approval of the Lender; (ii) The persons referred to in (i) above shall not be paid any commission and/or any compensation for loss of their office so long as any event of default has occurred or is subsisting hereunder and/or under any of the other Transaction Documents. (iii) The Borrower shall, if so required by the Lender, appoint persons mentioned in (i) hereinabove and/or other suitable/duly qualified technical, financial and executive staff for any key posts in the Borrower's organisation. The terms of such appointments shall be subject to the approval of the Lender. (iv) The Borrower shall constitute such committees of the Board with such composition and functions as may be required by the Lender. V. BORROWER'S REPRESENTATIONS AND WARRANTIES The Borrower hereby makes the following representations, warranties and confirmations, and states that the same are true, correct, valid and subsisting in every respect as of the date of this Agreement, as of the date of each disbursement by the Lender hereunder, and as on each Due Date:- 5.1 It is duly incorporated and validly existing under the laws of India and has the corporate power to own its assets, conduct its business as presently conducted and to enter into, and ensure performance of its obligations under this Agreement. 5.2 This Agreement and each of the other Transaction Documents is duly authorised and executed by the Borrower and constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with the terms contained herein. 5.3 All authorisations as are necessary for the execution of this Agreement and the other Transaction Documents for and on its behalf are in full force and effect. 5.4 All information provided by the Borrower to the Lender, including any information provided In relation to its application for the grant of the Facility is true and accurate in all material respects, is not misleading and does not omit any material fact, the omission of which would make any fact or statement therein misleading. 5.5 (i) All acts, conditions and things required to be done, fulfilled or performed, and all authorisations required or essential, for the Purpose or for the entry and delivery of this Agreement and/or the other Transaction Documents, or for the performance of the Borrower's obligations thereunder, have been done, fulfilled, obtained, effected and performed and are in full force and effect and no such authorisation has been, or is threatened to be, revoked or cancelled. (ii) The Borrower has not received any notice, nor is it aware that any authorisation necessary or required to be obtained in present or in future, will not be granted or obtained. (iii) The Borrower is in compliance in all respects with all laws and regulations affecting its Assets, the Purpose and its business and operations.

5.6 The entry into, delivery and performance by the Borrower of, and the transactions contemplated by, this Agreement and the other Transaction Documents do not and will not conflict with any Law, or with the provisions of any document, which is binding on the Borrower or any of its Assets. 5.7 The Borrower is not in default, or breach of any of the terms of this Agreement and/or any of the other Transaction Documents; and no Event of Default is subsisting, nor is there any event or circumstance subsisting which constitutes, or is likely to constitute an Event of Default and/or a default under any document binding. on the Borrower or any of its Assets. 5.8 Except to the extent disclosed by the Borrower to the Lender In Schedule VII hereto. as on the date hereof, the Borrower is not in arrears of any public demands such as income tax, service tax, Corporation tax or any other taxes or any other statutory dues payable to any Authority. 5.9 The Borrower is not entitled to, and will not claim immunity for Itself or any of its assets from suit, execution, attachment or other legal process In any proceedings in relation to this Agreement and/or the other Transaction Documents. 5.10 The choice of governing law and jurisdiction of the Courts as specified in this Agreement is legal, valid and binding on the Borrower under Indian Law/the Law applicable to the Borrower. 5.11 No litigation, arbitration, administrative or other proceedings are pending or threatened against the Borrower, its Assets or the Project, which, if adversely determined, might have a Material Adverse Effect. 5.12 The Borrower is in compliance with all applicable environmental laws, and has obtained all authorizations as may be necessary for the Purpose and/or for the carrying on of the Borrower's business; and there is no material claim and/or action initiated/pending against the Borrower in this connection. 5.13 All insurances which are required to be maintained by the Borrower / any other person in relation to the Purpose and /or as specified herein and/or in the other. Transaction Document are in full force and effect. 5.14 The Borrower duly owns or holds and/or applied for valid and subsisting licenses in respect of all trade names, trade marks, Patents, designs and other intellectual property used or intended to be used by the Borrower in the course of its business and the same are duly registered in the name of the Borrower and have not become voidable. 5.15 The Borrower duly owns and holds all other material consents, licenses, franchises, permits and authorisations necessary for the lawful conduct, ownership and operation, of its businesses and the same are valid and subsisting and have not become voidable, VI. BORROWER'S COVENANTS 6.1 During the subsistence of this Agreement and till the Facility and all amounts payable in terms hereof are duly paid by the Borrower, the Borrower shall:

(i) Promptly notify the Lender: (a) of any event or circumstance which would, or is likely to, result in any of the representations and warranties made by the Borrower hereunder becoming untrue, incorrect or misleading in any manner; (b) of any circumstance or event which would, or is likely to interfere in/prevent/delay the proper implementation of the Purpose, or which may result in substantial overrun in the original estimate of costs, or of the happening of any labour strikes, lockouts, shut-downs, fires or other similar happenings likely to have a Material Adverse Effect, along with all details/documents as may be required by the Lender; (c) of any material loss or damage which the Borrower may suffer due to any event, circumstances or act of God; (d) of any action or steps taken or legal proceedings started by or against It In any court of law for its winding-up, dissolution, insolvency, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Borrower or of any or all of its assets; (e) of any litigation, arbitration, administrative or other proceedings initiated or threatened against the Borrower, its assets or any of the assets provided as security in terms hereof; (f) of any action or event pertaining to or having the effect of revocation, repudiation, denial or cancellation of any authorisation; (g) of any public demands such as income tax, service tax, corporation tax or any other taxes or any other statutory dues payable to any Authority; (ii) Deliver to the Lender: (a) its audited Balance Sheet and Profit and Loss Account within 3 months of the end of its financial year/simultaneously with the issuance thereof to the shareholders of the Borrower; and Its accounts for each quarter within 45 days of the end of such quarter; (b) copies of any notice received by the Borrower, pertaining to any termination of any material contracts, material defaults, demands or claims made against the Borrower or any of is assets, which could have a Material Adverse Effect; (c) copies of all documents despatched by the Borrower to all its creditors (or any general class of them) at the same time as they are despatched;

(d) regular progress reports, to the satisfaction of the Lender, on any matter as may be required, as also any other reports and information as may be required by the Lender from time to time; (e) copies of all additional documents and authorisations entered into or obtained by the Borrower, or any amendments thereto. (iii) The Borrower shall: (a) maintain its corporate existence and the right to carry on its business and operations as it is conducted in all applicable jurisdictions; (b) obtain and maintain all franchises and authorisations necessary for the conduct of its business and operations in such jurisdictions, and for the performance of its obligations hereunder and/or in relation to the Assets/assets and their utilisation ; (c) develop, maintain and implement the Assets/assets in accordance with prudent industry standards and accepted industry practices and comply with all its obligations under applicable Laws and other contractual documents in relation to the business/Assets/assets. (iv) promptly inform the Lender if the auditors of the Borrower cease to act as such, along with the reasons therefor, and appoint another firm as auditors with 15 days prior written notice to the Lender; (v) if applicable under applicable law, make such amendments/alterations to its constitutional documents as may be required by the Lender to give effect to any of the provisions herein and/or in any of the other Transaction Documents, and/or to safeguard its interests hereunder and/or in relation to the other Transaction Documents; (vi) (a) insure and keep insured all its assets /Assets against all risks with the widest possible cover as per the best industry practice and as required by the Lender; (b) ensure that all such insurance is in the joint names of the Borrower and the Lender/ all such insurance is duly assigned / endorsed in favour of the Lender; and shall promptly deliver to the Lender all original policies/certified true copies of insurance and renewals thereof /endorsements thereto; (c) promptly pay all premia and all other amounts in this regard; and in the event any amounts payable in respect of such insurance is not paid, the Borrower agrees that the Lender may, at its sole discretion, make such payments and/or get the assets/Assets insured. (d) ensure that the Borrower and/or any other person does not do or omit to do or be done or permit or suffer any act, deed or thing which might or could prejudicially vitiate or affect any such insurance; (e) agree that the Lender may at Its option decide that any insurance proceeds received under the said insurance shall be applied at the option of the Lender in making good the damage or in the event of default towards payment/repayment of the dues of the Lender. (vii) make arrangements satisfactory to the Lender for meeting the shortfall, if any, in the resources of the Borrower for achieving the Purpose and for working capital requirements; and the Borrower shall provide undertakings from such persons as may be specified by the Lender in this regard. The Borrower shall ensure that all funds brought in to meet such shortfall shall be in the form and manner, and on such terms (including as regards interest) as may be required by the Lender. Unless otherwise agreed by the Lender, such funds shall be in the form of unsecured/loans/deposits, and the Borrower shall not repay/return the same or any part thereof till the Facility and all amounts payable in terms hereof are duly paid by the Borrower, nor shall the Borrower pay any interest on the said amounts if at the time of such payment there is a default in the payment of any amount under the Facility. 6.2 During the subsistence of this Agreement and till the Facility and all amounts payable in terms hereof are duly paid by the Borrower, the Borrower shall not, without the approval of the Lender, or as otherwise permitted hereunder : (i) (a) undertake any new project, or diversification or any substantial expansion, or engage in any new business or activities either alone or with any other person, or enter into any arrangement with any other person whereby the Borrower's income/profits may be shared; (b) make or permit any material amendments or termination of any material contracts documents; (c) enter into any contract or arrangement whereby its business or operations are managed by some other person; (ii) (a) contract, incur or agree to any indebtedness of any manner whatsoever (save and except trade guarantees in the normal course of business) or create any security interest in favour of any other person; (b) prepay any such indebtedness without offering to proportionally prepay the Facility provided by the Lender, subject to such conditions as may be stipulated by the Lender as specified in this Agreement; (c) create or permit any encumbrance in any form on any of the Assets provided as security for the Facility, or dispose off or deal with in any manner all or any of its Assets: (d) provide any loans/financial assistance, including by way of guarantees, indemnities or other assurances of a similar nature. This provision shall not apply to loans and advances made to employees or contractors/suppliers in the ordinary course of business; (e) pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any indebtedness incurred by the Borrower or in connection with any other obligation undertaken for or by the Borrower. (iii) (a) declare or pay any dividend/make any distribution of profits or otherwise to any person, so long as any default has occurred / is subsisting under this Agreement and/or any of the other Transaction Documents or would occur as a result of such declaration or payment of dividend or authorisation or making of distribution, and/or in excess of the percentile amount specified herein; (b) buy back, cancel or reduce in any manner it share capital, or issue any further share capital, or change its capital structure in any manner whatsoever; (C) permit any disposal /transfer of shares in the Borrower's share capital by any person as specified by the Lender. The Borrower shall provide undertakings from such persons in this regard as may be required by the Lender; (d) amend/alter its constitutional documents in any manner that would be likely to affect the performance of its obligations hereunder and/or any rights of the Lender; (iv) (a) create any subsidiary or a joint venture company or permit any company to become its subsidiary or joint venture partner; (b) undertake or permit any merger, de-merger, consolidation, reorganisation scheme or arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction. (v) change its financial year end and/or the accounting methods or policies currently being followed by the Borrower (unless such change is required by Law). VII. EVENTS OF DEFAULT 7.1 The following events/occurrences shall constitute Events of Default. (i) If the Borrower fails to pay any monies payable hereunder on the dates and in the manner stipulated in this Agreement, whether demanded or not; (ii) If the Borrower fails or neglects to observe or perform or commits or allows to be committed a breach of any of the terms, conditions, provisions or stipulations of this Agreement on its part to be observed and performed (other than failure to pay any sum hereunder when due and payable) and if such breach is remediable, fails to remedy the same within fourteen days of notice by the Lender specifying such default and requiring such default to be remedied; (iii) Any information given by the Borrower in its application for grant of the

Facility, in the reports and other information furnished by or on behalf of the Borrower is incorrect or misleading, or a representation, warranty or statement made or deemed to be made hereunder or in connection with any other Transaction Document by the Borrower or any other person, is incorrect or misleading in any respect; (iv) (a) If the Borrower's assets/Assets have not been kept insured by the Borrower or depreciate in value to such an extent that such depreciation in value could in the opinion of the Lender, have a Material Adverse Effect. (b) Any insurance contracted or taken by the Borrower is not, or ceases to be, in full force and effect at any time when it is required to be in effect or any insurance is avoided, or any insurer or re-insurer avoids or suspends or becomes entitled to avoid or suspend, any insurance or any claim under it or otherwise reduce its liability under any insurance or any insurer of any insurance is not bound, or ceases to be bound, to meet its obligations in full or in part under any insurance; (v) If the Borrower voluntarily suspends all or any substantial portion of its operations, business, or abandons the business, or any or a substantial part of its assets/Assets or business are damaged or destroyed, or any of the permits, certificates, licenses, rights or privileges required for the conduct of the business and operations of the Borrower shall be revoked, cancelled or otherwise terminated, or the free and continued use and exercise thereof curtailed or prevented, so as to have a Material Adverse Effect; (vi) If the Borrower or any other party/person is in breach of, or does not comply with, any term or condition (whether, financial, performance or otherwise) of any Transaction Document including any security document or undertaking; (vii) If in the opinion of the Lender, the security created /to be created in favour of the Lender is in jeopardy or ceases to have effect or if any Transaction Document becomes illegal, invalid, unenforceable or otherwise fails or ceases to be in effect or fails or ceases to provide the benefit of the liens, rights, powers, privileges or security interests purported or sought to be created thereby or if any such Transaction Document shall be assigned or otherwise transferred, amended or terminated, repudiated or revoked without the approval of the Lender; (viii) If the Borrower takes or allows any action to be taken for its liquidation/ insolvency/ bankruptcy, or if a Receiver is appointed of the whole or part of the assets/Assets, properties or undertaking of the Borrower unless such proceedings are stayed or discharged within a period of 30 days from the date of such occurrence; (ix) if the Borrower compounds with or enters into any composition with its creditors; (ix) The Borrower is unable or has admitted in writing its inability to pay any of its indebtedness as they mature or when due;

(x) If the Borrower does or suffers any act or thing or omits to do or suffer any act or thing whereby or in consequence of which the Borrower's assets/Assert may be or is likely to be distrained, arrested, endangered, attached or taken in execution under any legal process or by public authority; (xi) Any person acting singularly or with any other person (either directly or indirectly) acquires control of the Borrower either directly or indirectly, without the approval of the Lender. (xii) Any change in Law occurs or is announced, which would adversely affect the validity, legality or enforceability of this Agreement and/or any other Transaction Document, and/or any security interest created in favour of the Lender, or which has a Material Adverse Effect. (xiii) An event of default howsoever described occurs under any agreement or document relating to any indebtedness of the Borrower or if any other lenders of the Borrower have refused to disburse, extend, or have cancelled or recalled its/their or any part thereof. (xiv) If the Borrower or any other party to any contractual document are in breach of, or do not comply with, any term or condition (whether, financial, performance or otherwise) of any contractual Document and such breach or non-compliance is, in the opinion of the Lender, likely to have a Material Adverse Effect and is not remedied within the period for remedy, if any, provided in such contractual documents; (xvi) If the Borrower by any act or omission gives to the Lender reasonable grounds to consider that its rights or the assets/Assets may be prejudiced or be in jeopardy, or does or omits to do any thing, which would have a Material Adverse Effect. For the purposes of the above the following shall apply: i) On the occurrence of the events as provided in Article 7.1 hereinabove, the Borrower shall forthwith notify the Lender in writing of the same; (ii) The period for cure of breath / remedy of default is without prejudice to the Lenders rights and remedies that are available to it hereunder and under applicable law and any non-exercise on the part of the Lender shall not be construed as a waiver by the Lender in respect thereof; (iii) The Borrower shall utilize the cure period as provided hereinabove exclusively for the purpose of cure of breach/remedy of default only. 7.2 On the happening of any of the Events of Default, the Lender (i) shall be entitled, without prejudice to any other right or remedy which the Lender may have under this Agreement or otherwise in law and notwithstanding any subsequent acceptance of any Repayment Instalments/interest, take any of the steps specified herein below without any notice, except as specified herein, at any time after the occurrence of such event (ii) may, by a notice in writing to the Borrower, terminate this Agreement and/or declare the principal of and all interest on and all other amounts in respect of the Facility to be due and payable forthwith, and/or the security created in terms of this Agreement and/or the other Transaction Documents to be enforceable, and the Lender or such other person in favour of whom such security or any part thereof is created shall have inter alia, the following rights (notwithstanding anything in the Facility Agreement or the Transaction Documents to the contrary) namely: (i) to enforce any/all security/ies provided to the Lender in terms of this Agreement and the other Transaction Documents; and/or (ii) to enter upon and take possession of, deploy, dispose off, transfer any/all assets comprised within the security created in favour of the Lender, as may be applicable by way of lease leave and licence, sale or otherwise; (iii) to repossess, sell, or otherwise dispose off/ deploy the assets comprised in the security, as may be applicable in such manner, as the Lender may deem fit; (iv) to exercise and enforce all rights and remedies available to the Lender under this Agreement and/or the other Transaction Documents; The Lender shall, without prejudice to any of the rights and remedies specified hereinabove, be entitled to the following rights: (a) the Lender shall be entitled to appoint, from time to time, a Nominee Director on the Board of Directors of the Borrower. Such Director is hereinafter referred to as “the Nominee Director”. Such Nominee Director shall not be required to hold qualification shares nor be liable to retire by rotation and shall be entitled to receive such reasonable remuneration, fees, commission and monies as may be approved by the Lender. Such Nominee Director shall be entitled to be appointed a member of such committees of the Board as may be required by the Lender, and to 'receive notices of and attend all general meetings and Board meetings or any committees of the Borrower of which they are members. Any expense that may be incurred by the Lender or such Nominee Director in connection with its appointment or directorship shall be paid or reimbursed by the Borrower to the Lender or, as the case may be, to such Nominee Director. (b) the Lender shall have a right to review the management set up or organisation of the Borrower and to require the Borrower to restructure it as may be considered necessary by the Lender, including the formation of management committees with such powers and functions as may be considered suitable by the Lender. The Borrower shall promptly comply with all such requirements of the Lender. 7.3 All expenses incurred by the Lender after an Event of Default has occurred including in connection with: (i) preservation of, or enforcement action against the Borrower’s assets or the Assets provided as security in terms hereof (whether then or thereafter existing); and (ii) collection of amounts due under this Agreement and/or the other Transaction Documents; shall be payable by the Borrower. 7.4 If any Event of Default has occurred or is continuing or if the Borrower has not availed of or drawn from the Facility by the date referred to in this Agreement or such later date as may be permitted by the Lender, then, in such event, the Lender may, by notice in writing to the Borrower: (i) suspend further access by the Borrower to the use of the Facility under this Agreement. The right of the Borrower to avail of or make drawals from the Facility shall continue to be suspended till further notice from the Lender in this regard; or (ii) terminate the right of the Borrower to avail of or make drawals from the Facility. Upon such notice, the unutilised amount of the Facility shall stand cancelled. 7.5 Notwithstanding any suspension or termination of this Agreement as specified hereinabove, all the provisions of this Agreement for the benefit or protection of the Lender and its Interests shall continue to be in full force and effect as specifically provided in this Agreement. VIII. ASSIGNMENT 8.1 The Borrower shall not assign, delegate or otherwise transfer all or any part of its rights or obligations under this Agreement. 8.2 The Lender may without the consent of the Borrower, assign all or any part of its rights and benefits hereunder or transfer or novate all or part of its rights, benefits and obligations hereunder or under the Transaction Documents, to any person, including Bank, Financial Institution or Public Financial Institution (under section 4A of the Companies Act 1956), or institutional lender (“New Lender”); Provided that in the event of an assignment by the Lender of its rights, benefits or obligations under this Facility Agreement and/or any other Transaction Documents, to the New Lender, the relationship between the New Lender and the Borrower shall be governed, at the option of the New Lender, by the special legislations that are at present and/or then applicable/available to such New Lender under applicable laws, inter alia in respect of enforcement of obligations/security and/or rights of recovery. 8.3 The New Lender shall, upon such assignment/ novation/ transfer, acquire the same rights and assume the same obligations as regards the Borrower as they would have acquired and assumed had the New Lender been an original party to this Agreement and other Transaction Documents. 8.4 Upon such assignment/novation/transfer, the Borrower and the Lender shall be released from further obligations to each other and their respective rights against each other under this Agreement and other Transaction Documents, shall stand cancelled. 8.5 Without prejudice to the aforesaid Section 8.1 and 8.2, the Lender may (at its sole discretion), without notice to the Borrower, share the credit risk of the whole or a part of the Facility with any other person, including Bank, Financial Institution or Public Financial Institution (under section 4A of the Companies Act 1956), or institutional lender, by way of participation (“participant”). Notwithstanding sum participation, all rights, title, interests, special status and other benefits and privileges enjoyed or conferred upon or held by the Lender under this Agreement and the Transaction Documents shall remain valid, effective and enforceable by the Lender on the same terms and conditions and the Borrower shall continue to discharge in full all its obligations under the this Agreement and the Transaction Documents to the Lender. The Borrower shall not have and shall not claim any privity of contract with such participant on account of any reason whatsoever. 8.6 Save as aforesaid, this Agreement shall be binding upon and shall ensure for the benefit of the Lender and its successors in title and assigns and the Borrower and its successors in title. IX. DISPUTE RESOLUTION 9.1 (i) Any dispute or difference or claim that arises between parties or any of them touching or concerning this Facility Agreement /Transaction Documents or any condition herein/therein contained or as to the rights, duties or liabilities of parties hereto or any of than either during the continuance of the Facility Agreement or after the completion or termination or purported termination hereof shall be referred to Arbitration by a sole Arbitrator, to be appointed by the Lender, according to the provisions of Arbitration & Conciliation Act, 1996 and rules thereunder and any amendment thereto from time to time; (ii) It is agreed between the parties hereto that nothing contained in Section 17 of Arbitration & Conciliation Act, 1996, shall in any way, affect the right of any of or preclude the parties to / from seek / seeking such interim relief /s in any Court of competent jurisdiction, including interim relief u/s 9 of the Arbitration & Conciliation Act, 1996, and the rules framed thereunder, if in the opinion of the party seeking relief, such application for interim relief/s is necessary in order to protect the assets/Assets and/or the rights of the party seeking relief and/or in aid of the arbitration; (iii) The award of the Arbitrator shall be a written award and shall be final, conclusive & binding on all the parties whether on question of law or of fact; (iv) In the event of death, refusal, negligence, inability, incapability of the persons so appointed to act as the sole Arbitrator, a new arbitration shall be appointed by the Lender;

(v) The venue of arbitration shall be Mumbai or such other place as may be determined at the sole discretion of the Lender and courts in Mumbai or such other place shall have exclusive jurisdiction; (vi) Notwithstanding anything contained hereinabove, of change in the status of the Lender or in the event of the law being made or amended so as to bring the Lender under the Securitization Act or the DRT Act, or any other special legislation to enable the Lender to enforce the security under the Securitization Act or proceed to recover dues from the Borrower under the DRT Act, the arbitration provisions hereinbefore contained shall at the option of the Lender cease to have any effect and if arbitration proceedings are commenced but no Award is made, then at the option of the Lender, such proceedings shall stand terminated and the mandate of the Arbitrator shall come to an end, from the date of the making of the law or the date when amendment becomes effective or the date when the Lender exercises the option of terminating the mandate of Arbitrator as the case may be. X. INDEMNITY 10.1 The Borrower hereby indemnifies and shall keep indemnified the Lender, its Directors, Officers and Agents of, from and against any and all direct loss, damage, costs including actual legal costs, charges and expenses, which they or any of them may suffer or incur arising out of; (i) any breach, default, act of commission or omission on the part of the Borrower or any other party to the Transaction Documents, of the provisions of this Agreement/Transaction Documents; (ii) any loss of or damage to the Assets or any part thereof from whatever cause arising and whether or not such loss or damage results from the negligence or cause beyond the control of the Borrower; (iii) claims and demands made upon the Lender by reason of any loss, death, injury or damage suffered by any person from the operation of the Assets or the use thereof; (iv) any non-compliance by the Borrower with all applicable laws and regulation relating to the transportation, possession, operation and use of the Assets and assumes all liabilities arising from or pertaining to the transportation, possession, operating or use of the Assets; (v) The liability and responsibility as also the indemnity/ies herein contained of the Borrower arising from anything done or any act of commission or omission occurring prior to the termination or sooner determination of this Agreement shall survive in so far as they pertain to events/occurrences that transpired during the period of this Agreement and be enforceable and carried out notwithstanding any such termination and/or sooner determination.

XI. GENERAL 11.1 Any notice to the Borrower by the Lender shall be in writing and posted, delivered personally or sent by courier, registered or certified mail or facsimile transmission to the Borrower’s last known address and/or the address as specified in Schedule I hereto, and for proving service by the Lender it shall be sufficient to show that the envelope containing the notice was properly addressed and posted/delivered/sent to the said address/facsimile number. Any notice required to be given by the Borrower to the Lender shall be in writing and sent by registered post A.D. to the aforesaid addresses of the Lender. Provided, however, that no notice or communication to the Lender shall be effective unless actually received by the Lender. 11.2 Time shall be the essence of this Agreement in so far as it relates to the observance or performance by the Borrower of all or any of its obligations hereunder. 11.3 The failure of the Lender to insist upon the punctual performance of any of the obligations of the Borrower hereunder, or the failure of the Lender to exercise any right or remedy available to the Lender under this Agreement / Transaction Documents or any failure of the Lender to require payment from or by the Borrower, when due of any sum owing hereunder, or any extension of credit or any forbearance on the part of the Lender shall not constitute a waiver by the Lender of any subsequent or continuing default by the Borrower hereunder nor shall the same prejudice, affect or restrict the rights and powers of the Lender hereunder. All demands for payments and performance and all notices of non-payment or other default hereunder are hereby waived by the Borrower. 11.4 The Borrower shall pay to the Lender upon demand the stamp duty and registration charges if any, payable on this Agreement and its duplicate and all other Agreements, deeds, writings and documents executed by and between the parties hereto in respect of the Facility. 11.5 The Borrower declares and represents that every statement and representation made and every particular given by it in relation to this transaction is true and correct. 11.6 (i) The Lender shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and/or owing to it under this Agreement and/or the other Transaction Documents. (ii) In any legal action or proceedings arising out of or in connection with this Agreement the entries made in the accounts maintained pursuant to (i) above shall be prima-facie and conclusive evidence of the existence and amount of obligations of the Borrower as therein recorded. 11.7 The Borrower hereby agrees & gives consent for the disclosures by the Lender of all or any such: (i) information & data relating to the Borrower; (ii) information and data relating to any credit or loan availed/ to be availed by the Borrower and data relating to their obligations as Borrower Guarantor;

(iii) obligations assumed/to be assumed by the Borrower in relation to the Credit Facility(ies); (iv) default if any, committed by the Borrower in discharge of the Borrower’s obligations hereunder or under any Facility Agreements. as the Lender may deem appropriate and necessary, disclose and furnish to Credit Information Bureau Limited (“CIBIL”) or any other agency authorized by Reserve Bank of India (“RBI”) or any other agency as per law in this behalf. The Borrower declares that the information and data furnished by the Borrower to the Lender are true and correct. The Borrower undertakes that CIBIL or any other agency so authorized may use/process the said information and data disclosed by the Lender in the manner as may be deemed fit by them. CIBIL or any other agency so authorized may furnish for consideration the processed information, data and products thereof prepared by them to banks, Financial Institutions (“FIs”) or other credit granters or registered users as may be specified by RBI in this behalf. The information and data furnished by the Borrower to the Lender from time to time shall be true and correct. 11.8 This Agreement represents the entire Agreement in respect of the Facility between the parties hereto on the subject matter hereof and shall be capable of variation in writing by a Note of Amendment signed by and on behalf of the Lender and the Borrower. 11.9 This Agreement shall be governed by and construed in accordance with the laws of India. 11.10 Clause headings are inserted for convenience of reference only and shall not be deemed to affect the interpretation of this Agreement. Reference to Clauses and Schedules are to be construed as references to Clauses of and Schedules to this Agreement. Words importing the plural shall, except where the context otherwise requires, include the singular and vice versa. 11.11 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction. 11.12 All Schedules hereto shall be deemed to form an integral part of this Agreement and in the event of any inconsistency or repugnancy between the contents of this Agreement and/or any Schedule hereto, the latter shall prevail to all intents and purposes.

SCHEDULE - I 1. Description of the Borrower Ascend Telecom Infrastructure Private Limited a company incorporated and registered under the Companies Act 1956, having its registered office at A-25&26, 2nd Crescent Road, Sainikpuri, Secunderabad, Andhra Pradesh — 500094, (herein referred to as the “Borrower, which expression shall, unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors in title ); Address for service of notices: A-25&26, 2nd Crescent Road, Sainikpuri, Secunderabad, Andhra Pradesh — 500094 Attn: Mr. U.C.Dutta, Director Fax: +91 40 27117410 2. Purpose/Project: To part finance the setting up of about 600 telecom towers for cell sites of various telecom operators in India.

SCHEDULE - II 1. Details/Amount of the Facility: Rs 80 Crores (Rupees Eighty Crores only) 2 Tenor: 7 years with a moratorium period of 24 months from the date of first disbursement. 3. Repayment Schedule: The Borrower shall repay the Facility in 60 structured monthly installments after the moratorium period as given below: Rs 40.00 lakhs each in the initial 12 months after the moratorium period; Rs 70.00 lakhs each in the 12 monthly installments thereafter; Rs 140.00 lakhs each in the 12 monthly installments thereafter; Rs 200.00 lakhs each in the 12 monthly installments thereafter; Rs 216.67 lakhs each in the 12 monthly installments thereafter 4. Scheduled Bank at: 1. Axis Bank Limited,6-3-879/B, 1st Floor, Pulla Reddy 81, Greendlands, Begumpet Road, Hyderabad - 500 016 2. Oriental Bank of Commerce 126, Sarojini Devi Road, Secunderabad - 500 003 5. Applicable Rates of interest: (i) Interest on the Facility: 13.00% p.a. (L&T Infra PLR – 1.50%) payable monthly. The interest rates would be indexed to L&T Infra PLR at the time of first disbursement. The L&T Infra PLR is currently at 14.50% per annum. For each tranche of disbursement of the Facility, the interest rate would be indexed as above to the prevailing L&T Infra PLR and would remain fixed till the next Reset Date. The applicable interest rate on the total outstanding Facility would be the Weighted Average Rate of Interest (the weighted mean of the interest rate applicable to various trenches of disbursement of the Facility). (ii) Interest on other amounts payable by the Borrower: Over and above the Applicable Rate. (iii) Default Rate of Interest: The principal amount of the Facility, Interest thereon or any other monies accruing due under the Facility Agreement and other Transaction Documents to be entered into between the Borrower and the Lender shall, in case the same be not paid on the respective due dates, carry further interest at 2% per annum over and above the applicable interest rate (the Default Interest) computed from the respective due date.

until the date of actual payment. Such Default Interest shall be compounded monthly and shall become payable on demand or in the absence of any such demand, on the next Interest Payment Date falling after the date of default. (iv) Additional Interest pending creation of final security: Without prejudice to the Lenders’ right to disburse, any disbursements made pending creation of security including non-receipt of NOC from existing lenders referred to herein above, shall carry further interest @ 1% per annum (the Additional Interest) from the date of expiry of 90 days from the date of first disbursement on a prospective basis. In the event of Borrower failing to provide NOCs and create security within 120 days from the date of first disbursement it will be construed as an Event of Default. (v) Compound Interest Monthly rests (vi) Interest Due Date: The Interest payments shall be payable on a monthly basis on the 1st day of each month. The first payment of interest for the proportionate period, if any, shall be due and payable on the due date immediately after the date of first disbursement out of the Facility. (vii) Interest Reset Date: The Interest Rate applicable on the outstanding Facility would be reset on the Reset Date based on the L&T Infra PLR on such Reset Date. The Reset Date shall be the 1st day of subsequent month, which is falling one year from the date of the first disbursement and every year thereafter. In case the account is irregular for more than one month at any time no benefit for reduction in interest would be passed on, though the increase in interest rate would be applicable. 6. Upfront Fee: 0.50% (plus taxes, if any) of the Facility amount payable immediately upon execution of the Facility Agreement. 7. Notice period for drawdown: The Borrower shall give the Lender 7 business days advance notice in respect of each intended drawn down. 8. Availability Period Unless otherwise agreed by lenders in writing the Borrower’s right to make drawals from the Facility shall cease on 30 June 2011. 9. Prepayment Premium:

The Borrower may prepay the outstanding principal amounts of the Facility in full or in part, before the due dates with 30 days prior notice given to the Lender for such prepayment subject to prepayment premium of 2% on the prepaid amount. However, the Borrower can prepay the outstanding Facility in part or full without any prepayment premium if the pre-payment is effected at the instance of the Lender. 10. Put Option: The Lender will have a Put option on the Borrower which can be exercised. partly/fully to the extent of the outstanding Facility by giving 30 days prior written notice at the end of 4th, 5th and 6th years from the date of first disbursement or in the event of the Borrower coming out with an Initial Public Offer. 11. Interest tax, service tax, levies & duties: All rates of interest and/or fees mentioned herein are exclusive of interest tax / service tax and/or any such other levies / duties. Such interest tax / other levies / duties, present and future, applicable, as the case may be shall be payable by the Borrower to the Lender over and above the rates mentioned hereinabove. All Interest and other costs, charges, expenses shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a year of 365 days. 12. Reimbursement of all expenses: As per actual

SCHEDULE - III

DESCRIPTION OF ASSETS

(Describe all the Assets pertaining to the Security and include items from the Schedule of the Deed of Hypothecation/mortgage)

1. The telecom towers of the Borrower as listed below –

   List of towers setup by Ascend Telecom Infrastructure Private Limited (as on 31st Jan'11)

Sr. No.	State	GBT	RTT	Total Towers
1	Karnataka	178	132	310
2	Andhra Pradesh	98	34	132
3	Orissa	21	1	22
4	West Bengal	7		7
5	Jharkhand	36		36
6	Uttar Pradesh	86		86
7	Tamil Nadu	41	8	49
8	Punjab	135	89	224
9	Haryana	15		15
10	Assam	28		28
11	Madhya Pradesh	10		10
12	Chhattisgarh	6		6
13	Maharashtra	4	28	32
14	Rajasthan	41		41
15	Gujarat	11	4	15

2. All current assets, movable fixed assets, immovable assets and equipment of the borrower.

3. Any other asset owned by the borrower.

29

SCHEDULE - IV SECURITY CREATION The Facility (together with all interest liquidated damages, fees, remuneration payable to the Lender), costs, charges, expenses and, other monies and all other amounts stipulated and payable to Lender shall be secured by 1. A pari-passu first charge by way of hypothecation on the entire movable fixed assets and current assets, present and future, of the Borrower including the proposed ~600 telecom towers but excluding those assets which are charged to Oriental Bank of Commerce; 2. A first pari passu charge by way of mortgage on the immovable properties together with all structures and appurtenances thereon and thereunder, present and future, of the Borrower including the proposed ~600 telecom towers excluding those immovable properties which are charged to Oriental Bank of Commerce; 3. A pari-passu first charge on the Escrow Account, which is a designated account with Axis Bank where all receivables including lease rentals of all the Telecom Tower sites and land sites, present and future, which are not escrowed to Oriental Bank of Commerce, shall be credited; 4. A pari-passu second charge by way of mortgage on the immovable properties together with all structures and appurtenances thereon and thereunder and by way of hypothecation on the movable fixed assets and current assets, present and future, of the Borrower charged to Oriental Bank of Commerce 5. Demand Promissory Note; If at any time during the subsistence of the Facility, the Lender is of the opinion that the security provided by the Borrower has become inadequate to cover the Facility then outstanding, then on the Lender advising the Borrower to that effect, the Borrower shall provide and furnish to the Lender, to the satisfaction of the Lender, such additional security as may be acceptable to the Lender to cover such deficiency. The Lender reserves the right to modify the above security structure in the absolute discretion, prior to financial closure/execution of financing documents.

SCHEDULE - V PRE-DISBURSEMENT CONDITIONS The obligation of the Lender to make disbursements out of the Facility shall be subject to the Borrower complying with the following conditions to the satisfaction of the Lender. 1. Execution of the Facility Agreement and all other relevant transaction documents as required by the Lender; 2. The Borrower shall disclose all pending or threatened litigations which would incur liability exceeding Rs.50,000,000/- (Rupees Fifty Million Only) or above against the Borrower/ Promoter/Promoter Group to the Lender prior to each disbursement in a form and manner as mentioned in Schedule below. The Borrower shall provide to the Lender, an updated Schedule in the below format, from the Authorized Signatory of the Borrower prior to each disbursement on behalf of Borrower, Promoter & Promoter Group. Schedule for Disclosure: Litigation Date Details The Borrower also represents that as on the date hereof, there are no litigation, arbitration, administrative or other proceedings pending or threatened against the Borrower/Promoter/Promoter Group, which if adversely determined, might have Material Adverse Effect. 3. Furnish Certified Extract of the Board resolution for acceptance of the Approval Letter. 4. Furnished post dated cheques for all principal and Interest payments; 5. Furnish a copy of Chartered Accountant (CA) giving current status of Income tax dues; 6. Furnish a certified true copy AGM resolution under Section 293 1 (a) and (d) of Company’s Act 1956; 7. Furnish a certificate of the Statutory Auditor/Chartered Accountant for compliance of the requirements of under Section 293.1 (a) and (d) of Company’s Act 1956; 8. Procured and furnished an undertaking from the Promoters to maintain 51% holding in the equity share capital of the Borrower during the tenor of the Facility; 9. Furnished details of firm orders or towers in hand along with the details of the anchor tenants and corresponding capez requirement prior to each disbursement and at any time as called upon by the Lender;

10. Brought in the required Promoters’ contribution in line with the proposed Debt/Equity ratio or the project; 11. Furnished certified copies of (i) constitutional documents of the Borrower; and (ii) evidence of corporate power, authority and required corporate action to enter into, and signature authority of the person executing loan and security documents;

SCHEDULE - VI ADDITIONAL CONDITIONS 1 Conversion Right (i) If the Borrower commits a default in payment of any two consecutive installments of principal amounts of the Facility or Interest thereon or any combination thereof, then, the Lender shall have the right to convert (“the Conversion Right”) at its option the whole or part of the defaulted amount of the Facility into fully paid-up equity shares of the Borrower, at par, in the manner specified in a notice in writing of at least 15 days to be given by the Lender to the Borrower (which notice is hereinafter referred to as the “Notice of Conversion”) prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (the “Date of Conversion”). (ii) On receipt of Notice of Conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to the Lender as from the Date of Conversion and the Lender shall accept the same in satisfaction of the principal amount of the Facility to the extent so converted. The part of the Facility so converted shall cease to carry interest as from the Date of Conversion and the Facility shall stand correspondingly reduced. Upon such conversion, the installments of the Facility payable after the Date of Conversion as per the Amortisation Schedule set forth in Schedule II hereto shall stand reduced proportionately by the amounts of the Facility so converted. The equity shares so allotted and issued to the Lender shall carry, from the Date of Conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. (iii) The Conversion Right may be exercised by the Lender on one or more occasions during the currency of the Facility. (iv) For the purposes of this provision, the Borrower shall not be construed to be in default, if pursuant to its request made well in advance of the due date(s) the Lender has agreed to the postpone payment of any instalment of principal or interest, as the case may be, of the Facility. 2. The Borrower shall not without the prior written consent and approval of the Lender: a. Issue any debentures, raise any loans, accept any deposits from public, make any unfavourable change in the capital structure (including change in shareholding pattern) which is not consistent with the terms of the Facility Agreement / terms of Approval Letter, make investments in, grant loans to or give any guarantee on behalf of any person, firm or Borrower; b. Prepay any subordinated loans; c sell/dispose any assets (excluding Permitted Investments) in excess of an aggregate amount of Rs. 20 Crores in any financial year and Rs 100 Crores on a cumulative basis over the Project period, without the prior written approval of the Lender (provided the same is permitted under the Project Agreements); d. Create any security interest in favour of any other person; 3. The Borrower shall not: (i) Pay dividends (either in cash or property) or make distributions in respect equity; or (ii) Make any investment (other than a permitted investment) in any entity; or (iii) Prepay or redeem for value, any indebtedness of the Borrower that is subordinated to the Assistance prior to the scheduled maturity of such indebtedness. (the foregoing being called “Restricted Payments”), unless all of the following conditions are satisfied: (i) Such Restricted Payment is permitted by applicable law; (ii) No Event of Default or Potential event of Default exists under the Facility Agreements; (iii) The financial covenants stipulated (Debt to Equity Ratio and DSCR) have been met; (iv) At the reserve requirements as per the TRAA (Trust and Retention Account Agreement), if any, have been fully satisfied and each of the accounts under the same contain the amount required to be in each such account; (v) No event having a material adverse effect on the Project shall have occurred; (vi) Repayment of the debt has commenced. 4. Other Terms & Conditions: The Borrower shall ensure that at all times during the currency of the Facility: • DSCR of not less than 1.1; The Borrower shall obtain prior approval from the Lender for any additional borrowing. The Borrower shall obtain prior written approval from the Lender for any change in management or ownership and such approval may be conditional. 5. Perfection of Security: • The Borrower shall file Form-8 within 30 days from the date of execution of transaction documents. • The Borrower shall be provided 90 days from the date of first disbursement for creation of mortgage, wherever applicable.

• The Borrower has to obtain NOCs from lenders, wherever applicable, for creation of first/second pari passu charge within a period of 90 days from the date of first disbursement.

Schedule VII Disclosure as per the requirements of Clause 58, by the Borrower to the Lender as on date of Facility Agreement. This disclosure list will keep getting added to and deleted from. The Company hereby declares that it is not in arrears of any public demands such as income tax, service tax corporation tax or any other taxes or any other statutory dues payable to any Authority.

IN WITNESS WHEREOF the Parties hereto have caused these presents to be executed in the manner hereinafter appearing on the day and year herein below written. Dated this 10th day of March 2011. THE COMMON SEAL OF ASCEND TELECOM INFRASTRUCTURE PRIVATE LIMITED, has been hereunto affixed pursuant to the Resolution(s) of its Board of Directors passed in that behalf on the 24th day of Feb 2011, in the presence of Shri Col U C Dutta, Director, who has signed the same in token thereof. SIGNED AND DELIVERED by ASCEND TELECOM INFRASTRUCTURE PRIVATE LIMITED by the hand of Col UC Dutta who has been authorized pursuant to the resolutions passed by the Board of Directors at its meeting held on the 24th day of February 2011. SIGNED AND DELIVERED by the within named L&T INFRASTRUCTURE FINANCE COMPANY LIMITED by the hand of Sublat Das its Authorised Signatory